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                                                                    Exhibit 12.1


                           CARNIVAL CORPORATION & PLC
                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                          (In millions, except ratios)
                                   (U.S. GAAP)



                                                         Year Ended November 30,
                                                                   2003
                                                                    (a)

Net income                                                        $1,210

Income tax expense, net                                               25
                                                                  ------

Earnings as adjusted                                               1,235
                                                                  ------

Fixed charges:
     Interest expense, net                                           224
     Interest portion of rent expense (b)                             22
     Capitalized interest                                             60
                                                                  ------

Total fixed charges                                                  306
                                                                  ------

Fixed charges not affecting earnings:
     Capitalized interest                                            (60)
                                                                  ------
Earnings before fixed charges                                     $1,481
                                                                  ======

Ratio of earnings to fixed charges                                    4.8x
                                                                  =======


(a) The pro forma ratio of earnings to fixed charges include the results of Carnival Corporation and Carnival plc for the year ended November 30, 2003.

(b) Represents one-third of rent expense, which we believe to be representative of the interest portion of rent expense.